SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934 Date of Report
(Date of earliest event reported): January 21, 2005

mPHASE TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

New Jersey	000-24969	22-2287503
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Identification No.)		Incorporation)

587 Connecticut Ave., Norwalk, CT 06854-0566
(Address of Principal Executive Offices) (ZIP Code)

Registrant's telephone number, including area code: (203) 838-2741

Item 3.02: Unregistered Sales of Equity Securities

   Securities Sold: Sale of 14,467,500 equity units at $.20 per unit consisting of (a) one share of common stock plus (b) a 5 year warrant to purchase one additional share of common stock at $.25 Closing date of sale - January 20,2005.

  Consideration
  Aggregate offering proceeds: $2,893,500
  Fees and expenses $353,367

  Exemption from Registration; Rule 506 of Regulation D of the Securities Act of 1933, as amended.

  Terms of Conversion or Exercise: See item 1 above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        mPHASE TECHNOLOGIES
By: /s/ Martin S. Smiley
        Martin S. Smiley
        Executive Vice President,
        Chief Financial Officer and
        General Counsel

Date: January 21, 2005